AMERINDO FUNDS INC.

                 AMENDMENT NO. 2 TO RULE 18f-3 MULTI-CLASS PLAN
                 ----------------------------------------------
                                   May 4, 2000

                  I.       Introduction.
                           ------------

                  Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses between the Class A, Class C and Class D shares of each of the series of Amerindo Funds Inc. (the "Company") listed on Schedule A (each a "Fund" and, collectively, the "Funds"). In addition, this Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the shareholder servicing and distribution arrangements between the Class A, Class C and Class D shares of the Funds.

                  The Company is a non-diversified, open-end, management investment company registered under the 1940 Act and the shares of which are registered on Form N-1A under the Securities Act of 1933, as amended and the 1940 Act. Upon the initial effective date of this Plan, the Fund had elected to offer multiple classes of shares pursuant to the provisions of Rule 18f-3 and this Plan. This Amendment No. 2 serves to (i) amend the class arrangements with respect to Class A shares and (ii) create three additional series of shares that will be offered by the Company - Amerindo Internet B2B Fund, Amerindo Health & Biotechnology Fund and Amerindo Technology Fund II. These new series of shares are being offered in addition to the series of shares already offered pursuant to the provisions of Rule 18f-3 and this Plan.

                  II.      Allocation of Expenses.
                           ----------------------

                  Pursuant to Rule 18f-3 under the 1940 Act, each Fund shall allocate to each of the Class A, Class C and Class D shares of such Fund (i) any fees and expenses incurred by the Fund in connection with the distribution of each class of shares under a distribution and service plan adopted for such class of shares pursuant to Rule 12b-1, and (ii) any fees and expenses incurred by the Fund under a shareholder servicing plan in connection with the provision of shareholder services to the holders of each class of shares. In addition, pursuant to Rule 18f-3, the Fund may allocate the following fees and expenses to a particular class of shares:

                  (i) transfer agent fees identified by the transfer agent as being attributable to such class of shares;

                  (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports, and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;


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                  (iii)             blue sky registration or qualification fees
                                    incurred by such class of shares;

                  (iv) Securities and Exchange Commission registration fees incurred by such class of shares;

                  (v) the expense of administrative personnel and services (including, but not limited to, those of a fund accountant, [custodian]1 or divided paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

                  (vi) litigation or other legal expenses relating solely to such class of shares;

                  (vii) fees of the Company's Directors incurred as a result of issues relating to such class of shares; and

                  (viii) independent accountants' fees relating solely to such class of shares.

                  The initial determination of the class expenses that will be allocated by a Fund to a particular class of shares and any subsequent changes thereto will be reviewed by the Board of Directors and approved by a vote of the Directors of the Company, including a majority of the Directors who are not interested persons of the Company.

                  Income, realized and unrealized capital gains and losses, and any expenses of the Fund not allocated to a particular class pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net assets of that class in relation to the total net assets of the Fund.


                  III.     Class Arrangements.
                           ------------------

                  The following summarizes the Rule 12b-1 distribution and shareholder servicing fees applicable to each class of shares of a Fund. Additional details regarding such fees and services, as well as any other services offered to shareholders, are set forth in the Funds' current Prospectuses and Statement of Additional Information.

--------
1. Rule 18f-3 requires that services related to the management of the portfolio's assets, such as custodial fees, be borne by the fund and not by class.

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                  A.       Class A Shares -

                           1.       Initial Maximum Sales Load: 5.75%.

                           2. Contingent Deferred Sales Charge: 1.00% on redemptions of shares purchased at net asset value, where a commission has been paid and the shares are held less than one year.

                           3. Redemption Fee: 2.00% for shares held less than one year.

                           4.       Rule 12b-1 Distribution Fees: None.

                           5. Rule 12b-1 Shareholder Servicing Fees: 0.25% per annum of the average daily net assets of the Class to be paid to Distributor.

                           6.       Conversion Features:  None.

                           7.       Exchange Privileges:  None.

                           8. Other Incidental Shareholder Services: As provided in the Prospectus.


                  B.       Class C Shares -

                           1.       Initial Maximum Sales Load:  None.

                           2. Contingent Deferred Sales Charge: 1.00% for shares held less than one year.

                           3. Redemption Fee: 2.00% for shares held less than one year.

                           4. Rule 12b-1 Distribution Fees: 0.75% per annum of the average daily net assets of the Class to be paid to the Distributor.

                           5. Rule 12b-1 Shareholder Servicing Fees: 0.25% per annum of the average daily net assets of the Class to be paid to the Distributor.

                           6.       Conversion Features:  None.

                           7.       Exchange Privileges:  None.

                           8. Other Incidental Shareholder Services: As provided in the Prospectus.

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                  C.       Class D Shares -

                           1.       Initial Maximum Sales Load:  None.

                           2.       Contingent Deferred Sales Charge:  None.

                           3. Redemption Fee: 2.00% for shares held less than one year.

                           4.       Rule 12b-1 Distribution Fees:  None.

                           5. 12b-1 Shareholder Servicing Fees: 0.25% per annum of the average daily net assets of the Class to be paid to the Advisor.

                           6.       Conversion Features:  None.

                           7.       Exchange Privileges:  None.

                           8. Other Incidental Shareholder Services: As provided in the Prospectus.


                  IV.      Board Review.
                           ------------

                  The Board of Directors of the Company shall review this Plan as frequently as they deem necessary. Prior to any material amendments to this Plan, the Company's Board of Directors, including a majority of the Directors that are not interested persons of the Company, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses) is in the best interest of each class of shares of a Fund individually and the Fund as a whole. In considering whether to approve any proposed amendments(s) to the Plan, the Directors of the Company shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendments(s) to the Plan.

                  In making its determination to amend this Plan, the Board has focused on, among other things, the relationship between or among the classes and has examined potential conflicts of interest among classes regarding the allocation of fees, services, waivers and reimbursement of expenses, and voting rights. The Board has evaluated the level of services provided to each class and the cost of those services to ensure that the services are appropriate and the allocation of expenses is reasonable. In approving any subsequent amendments to this Plan, the Board shall focus on and evaluate such factors as well as any others deemed necessary by the Board.

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                                   Schedule A

                            Amerindo Technology Fund
                           Amerindo Internet B2B Fund
                      Amerindo Health & Biotechnology Fund
                           Amerindo Technology Fund II




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